As filed with the Securities and Exchange Commission on November 6, 2007

Registration Nos.	333-34336
333-34336-01
333-34336-02
333-34336-03
333-34336-04

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ConocoPhillips Company	Delaware	73-0400345
Phillips 66 Capital III	Delaware	73-6293884
Phillips 66 Capital IV	Delaware	73-6293886
Phillips 66 Capital V	Delaware	73-6308014
Phillips 66 Capital VI	Delaware	73-6308012
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Janet Langford Kelly
Senior Vice President, Legal, General Counsel and Corporate Secretary
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Tull R. Florey
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1234

     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-34336, 333-34336-01, 333-34336-02, 333-34336-03 and 333-34336-04) (the “Registration Statement”), ConocoPhillips Company (formerly named Phillips Petroleum Company) and Phillips 66 Capital III, Phillips 66 Capital IV, Phillips 66 Capital V and Phillips 66 Capital VI (collectively, the “Trusts”) registered the offering of $6,000,000,000 aggregate initial offering price of (1) debt securities, preferred stock, securities warrants, depositary shares, common stock, stock purchase contracts or units and prepaid stock purchase contracts of ConocoPhillips Company and (2) trust preferred securities of the Trusts guaranteed by ConocoPhillips Company (collectively, the “Securities”).
     On May 25, 2000, ConocoPhillips Company offered and sold $1,150,000,000 aggregate principal amount of its 8.5% Notes due 2005 and $1,350,000,000 aggregate principal amount of its 8.75% Notes due 2010 pursuant to the Registration Statement. In addition, on November 13, 2002, ConocoPhillips, the parent of ConocoPhillips Company and the Trusts following the merger of ConocoPhillips Company with a subsidiary of ConocoPhillips on August 30, 2002, offset registration fees with respect to $696,969,697 aggregate initial offering price of Securities in connection with a registration statement on Form S-4 (Registration No. 333-101184) and $321,969,697 aggregate initial offering price of Securities in connection with a registration statement on Form S-3 (Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04). As of the date hereof, $2,481,060,606 aggregate initial offering price of Securities registered pursuant to the Registration Statement remain unsold thereunder.
     ConocoPhillips Company and the Trusts are filing this Post-Effective Amendment No. 1 to remove from registration all Securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, ConocoPhillips Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 6, 2007.

ConocoPhillips Company
By:	/s/ John A. Carrig
John A. Carrig
Executive Vice President, Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 6, 2007.

Signature	Title

/s/ James J. Mulva	President and Chief Executive Officer

James J. Mulva	(Principal Executive Officer)

/s/ John A. Carrig	Executive Vice President, Finance and
John A. Carrig	Chief Financial Officer and Director
(Principal Financial Officer)

/s/ Rand C. Berney	Vice President and Controller

Rand C. Berney	(Principal Accounting Officer)

/s/ Carin S. Knickel	Director

Carin S. Knickel

/s/ John E. Lowe	Director

John E. Lowe

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of Phillips 66 Capital III, Phillips 66 Capital IV, Phillips 66 Capital V and Phillips 66 Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 6, 2007

PHILLIPS 66 CAPITAL III
By:	/s/ J.W. Sheets
J.W. Sheets, Trustee

By:	/s/ Frances M. Vallejo
Frances M. Vallejo, Trustee

PHILLIPS 66 CAPITAL IV
By:	/s/ J.W. Sheets
J.W. Sheets, Trustee

By:	/s/ Frances M. Vallejo
Frances M. Vallejo, Trustee

PHILLIPS 66 CAPITAL V
By:	/s/ J.W. Sheets
J.W. Sheets, Trustee

By:	/s/ Frances M. Vallejo
Frances M. Vallejo, Trustee

PHILLIPS 66 CAPITAL VI
By:	/s/ J.W. Sheets
J.W. Sheets, Trustee

By:	/s/ Frances M. Vallejo
Frances M. Vallejo, Trustee